Exhibit 10.3

Crucial Innovations,Corp.
Xibahe Beili 25
Beijing, China 100096

June 01, 2018

Reinis Kosins
Xibahe Beili 25,
Beijing, China 100096

Consulting Agreement

This agreement between Reinis Kosins (Consultant) and Crucial Innovations, Corp.  (Company). Whereby Consultant will  provide services which include managing the overall operations of the Company required by Crucial Innovations, Corp. for a fee of $1,250 per month.

The term of this Agreement shall commence immediately, and continue for a period of 12 months.  Thereafter, this Agreement shall  continue on a  month-to-month basis until terminated by either party on one month's written notice.

Crucial Innovations, Corp.

CEO: Reinis Kosins

/s/ Reinis Kosins

AGREED AND CONFIRMED

June 01, 2018

/s/Reinis Kosins
Reinis Kosins